THE EUROPE FUND, INC.
                                 P R O X Y
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JOINT SPECIAL MEETING OF STOCKHOLDERS -- FEBRUARY 25, 1998

               The undersigned, revoking previous proxies, hereby appoints Anthony M. Solomon, J. Loughlin Callahan and Thaddea M. Feldman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of common stock of The Europe Fund, Inc. that the undersigned is entitled to vote at the Joint Special Meeting of Stockholders of The Europe Fund, Inc. and The United Kingdom Fund Inc., to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York, on February 25, 1998 at 10:00 a.m., New York City time, and at any and all adjournments thereof.

                                                   (Continued on reverse side)



Please mark boxes [ ] or X in blue or black ink

1. Approval of a new investment management agreement between The Europe Fund, Inc. and Mercury Asset Management International Channel Islands Ltd.

       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

2. Approval of a new investment advisory agreement between Mercury Asset Management International Channel Islands Ltd. and Mercury
       Asset Management International Ltd.

       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. To transact such other business as may properly come before the meeting.

                                    Please mark, date and sign as your name
                                    appears and return in the enclosed
                                    envelope.  If acting as executor,
                                    administrator, trustee, guardian, etc.,
                                    you should so indicate when signing.
                                    If the signer is a corporation, please
                                    sign the full corporate name, by duly
                                    authorized officer.  If shares are held
                                    jointly, each stockholder named should
                                    sign.

                                    The undersigned, hereby acknowledges
                                    receipt of a copy of the accompanying
                                    notice of meeting and proxy statement
                                    and hereby revokes any proxy or proxies
                                    heretofore given.

                                    Dated                       , 1998
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                                                  Signature

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                                                  Signature



Please sign, date and return the proxy card promptly using the enclosed envelope. No postage is required.